Exhibit 10.33

Execution Version

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this

“Amendment”), dated as of July 10, 2024, is entered into by and among ELOXX PHARMACEUTICALS, INC., a Delaware corporation (“Eloxx”), ZIKANI THERAPEUTICS, INC., a Delaware corporation (“Zikani” and, together with Eloxx, individually or collectively, as the context may require, “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“Eloxx ISR” or “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”) that are party hereto and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

A.
Loan Parties, Lenders and Agent are parties to a Loan and Security Agreement, dated as of September 30, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023, and as amended by that certain Fifth Amendment to Loan and Security Agreement dated January 9, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.
Loan Parties, Lenders and Agent have agreed to amend the Loan Agreement to, among other things, reflect the making of the Bridge Loan Advance on May 31, 2024, and provide for the availability of the Tranche 2 Advance commencing on the Sixth Amendment Effective Date, on the terms and conditions described herein.

SECTION 1. Definitions; Interpretation.

(a)
Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)
Rules of Construction. The rules of construction that appear in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to the Loan Agreement.

(a)
Effective as of the Sixth Amendment Closing Date, the Loan Agreement (including the Exhibits and Schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Loan Agreement attached as Annex A.
(b)
References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document. Any failure by the Loan Parties to perform any obligation under this Amendment shall constitute an Event of Default under the Loan Agreement.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to satisfaction of each of the following conditions precedent (such date of satisfaction of such condition precedents, the “Sixth Amendment Closing Date”):

(a)
Agent shall have received this Amendment, executed by Agent, Lenders, each Borrower, and Guarantor;
(b)
Borrower shall have executed and delivered to the Tranche B Lenders, a Royalty and Revenue Sharing Agreement, in form and substance satisfactory to the Agent and Tranche B Lenders;
(c)
The representations and warranties contained in Section 4 of this Amendment shall be true and correct on and as of the date hereof as though made on and as of such date; and
(d)
There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, the Loan Parties hereby confirm, as of the date hereof, (a) that the representations and warranties made by them in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date); and (b) that there has not been and there does not exist a Material Adverse Effect.

SECTION 5. Miscellaneous.

(a)
Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Loan Parties hereby reaffirm the security interest granted pursuant to the Loan Documents and hereby reaffirm that such grant of security in the Collateral granted as of the Closing Date continues without novation and secures all Secured Obligations under the Loan Agreement and the other Loan Documents. The Loan Parties acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Agreement and the other Loan Documents, or the enforcement of any of the terms or conditions thereof.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to,

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approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
(c)
Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Loan Parties, on behalf of themselves and their successors and assigns, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”).

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The Loan Parties understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Loan Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

In addition to the release contained in Section 5(c) above, and not in limitation thereof, the Loan Parties do hereby agree that they will never prosecute, nor voluntarily aid in the prosecution of, any action or proceeding relating to the Released Claims, whether by claim, counterclaim or otherwise. If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged pursuant to the terms of Section 5(c) above, the Loan Parties do hereby absolutely and unconditionally grant, sell, bargain, transfer, assign and convey to Agent all of the Released Claims and any proceeds, settlements and distributions relating thereto.

(d)
No Reliance. The Loan Parties hereby acknowledge and confirm to Agent and Lenders that the Loan Parties are executing this Amendment on the basis of their own

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investigation and for their own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)
Costs and Expenses. Borrower agrees to pay to Agent the date hereof the reasonable and documented out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.
(f)
Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(g)
Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)
Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act (ESRA), or any other similar state laws based on the Uniform Electronic Transactions Act.
(l)
Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement and the other Loan Documents, the terms and conditions of this Amendment shall prevail.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:
ELOXX PHARMACEUTICALS, INC.
Signature: /s/ Sumit Aggarwal
Print Name: Sumit Aggarwal
Title: President and Chief Executive Officer
ZIKANI THERAPEUTICS, INC.
Signature: /s/ Sumit Aggarwal
Print Name: Sumit Aggarwal
Title: President and Chief Executive Officer

GUARANTOR:
ELOXX PHARMACEUTICALS, LTD.
Signature: /s/ Sumit Aggarwal
Print Name: Sumit Aggarwal
Title: President and Chief Executive Officer

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Jennifer Choe Print Name: Jennifer Choe

Title: Deputy General Counsel

LENDER:

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature: /s/ Jennifer Choe Print Name: Jennifer Choe

Title: Authorized Signatory

LENDER: SDMF4LLC

Signature: Print Name: Title: LENDER:

/s/ Micah Simon ___________

Micah Simon Managing Member

DOMICILJUM FU LP

Signature: /s/ Micah Simon___________

Print Name: Micah Simon Title: Managing Member

Annex A

Conformed Loan Agreement

[See attached.]

CONFORMED COMPOSITE THROUGH ~~FIFTH~~SIXTH AMENDMENT

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of September 30, 2021 and is entered into by and among ELOXX PHARMACEUTICALS, INC., a Delaware corporation (“Eloxx”), ZIKANI THERAPEUTICS, INC., a Delaware corporation (“Zikani” and, together with Eloxx and each other Person party hereto as a borrower from time to time, individually or collectively, as the context may require, “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“Eloxx ISR” and together with any other Person party hereto from time to time as a guarantor, collectively, the “Guarantors” and each a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A.
Borrower had requested the Lenders make available to Borrower loans in an aggregate principal amount of up to Thirty Million Dollars ($30,000,000) (the “Tranche 1 Term Loans”) and ~~on~~as of the Closing Date, the Lenders have advanced a Tranche 1 Advance in an aggregate principal amount of Twelve Million, Five Hundred Thousand Dollars ($12,500,000);
B.
~~Immediately prior to and as~~As of the Fifth Amendment Effective Date, ~~the outstanding principal amount of the Term Loans is Two Million, Nine Hundred and Twenty-Nine Thousand and Eight Hundred and Twenty-Six Dollars ($2,929,826) comprising solely of~~Borrower, Agent and the Lenders agreed to amend this Agreement to, among other things, bifurcate the remaining outstanding principal of the Tranche 1 Advance into a “Tranche 1A Advance” and a “Tranche 1B Advance”; and
C.
As of the ~~Fifth~~Sixth Amendment Effective Date, Borrower, Agent and the Lenders agreed to amend this Agreement to, among other things, ~~bifurcate the remaining outstanding principal~~reflect the making of the Bridge Loan Advance on May 31, 2024, and provide for the availability and making of the Tranche ~~1~~2 Advance ~~into a “Tranche 1A Advance” and a “Tranche 1B Advance”~~, on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, Loan Parties, Agent and the Lenders agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1
Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, any Loan Party and a third party bank or other institution (including a Securities Intermediary) in which any Loan Party maintains a Deposit Account or an account holding Investment Property (in any case, excluding the Excluded Accounts) and which grants Agent a perfected first priority security interest in the subject account or accounts, including as provided for in the ISR Security Documents.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or Intellectual Property of or from any other Person.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance (or portion thereof in the case of the Tranche 2 Advance).

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, or (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended from time to time. “Amortization Date” means September 1, 2023.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC and the Israeli Trading With the Enemy Ordinance, 1939.

“Assignment Transaction” means that certain assignment by the Lenders consummated on or about the Fifth Amendment Effective Date in accordance with Section 11.7.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive

Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Bridge Loan Advance” means the term loan made by the Bridge Loan Lenders on May 31, 2024 and described in Section 2.2(b)(ii).

“Bridge Loan Lender” means each Lender identified on Schedule 1.1 as having made the Bridge Loan Advance.

“Bridge Loan Side Letter” means that certain letter agreement dated May 31, 2024, made by and between the Borrower and Bridge Loan Lender, and consented to by the Agent and certain Lenders.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California, the State of New York or Tel Aviv, Israel are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) a transaction whereby a Guarantor ceases to be wholly-owned, directly or indirectly, by Borrower.

“Clinical Milestone” means (a) no Event of Default shall have occurred and be continuing and (b) Borrower shall have announced and delivered supporting documentation satisfactory to Agent that (i) the Phase 2 study evaluating ELX-02 as single agent in the treatment of patients with cystic fibrosis with at least one G542X allele (NCT04135495) has met its primary endpoint and has shown favorable trends across its secondary endpoints and (ii) the combination of ELX-02 and ivacaftor to treat the same patients in the expansion arm in Israel has shown a favorable safety profile and efficacy trends and that such results, when taken together, will support the initiation of a registration directed trial as the next immediate step in development, as determined by the Borrower and the board of directors of the Borrower, and accepted at Agent’s discretion.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Stock” shall mean shares of the Eloxx’s common or preferred capital stock or other Equity Interests of Eloxx.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of the Borrower.

“Conversion Price” means a price per share equal to the price per share paid by the other cash purchasers of the Company Stock sold in the Qualified Financing.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit account,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Designated Israeli Sub-Account” means, in respect of Eloxx ISR and any obligations to certain landlord(s) or to Bank of Leumi in respect of banking services, p-card and other related services, segregated sub-accounts to its operating account established solely for the purpose of holding cash collateral to secure such respective obligations; provided that (a) such sub-accounts shall be segregated from any operating or general account or other account that is used for any other purpose other than holding cash collateral for such obligations and (b) the funds on deposit in such sub-accounts may not be commingled with any other Cash of Eloxx ISR.

“Due Diligence Fee” means Twenty-Five Thousand Dollars ($25,000), which fee has been paid to the Lenders prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Equity Milestone II” means (a) no Event of Default shall have occurred and be continuing and (b) Borrower shall have delivered evidence satisfactory to Agent (as determined by Agent in its reasonable discretion) that it has received, after the First Amendment Effective Date and on or prior to May 31, 2023, unrestricted (including not subject to any Lien (other than Liens in favor of Agent), clawback, redemption, escrow or similar contractual restrictions) net cash proceeds (not including proceeds from the conversion or cancellation of Indebtedness) in an aggregate amount not less than

$20,000,000 from the issuance of Equity Interests of Borrower, Subordinated Indebtedness of Borrower, or upfront cash proceeds from business development transactions, which proceeds shall be immediately deposited in a Deposit Account or securities account of Borrower subject to an Account Control Agreement in favor of Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means (a) any Deposit Account that is used solely as a payroll account for the employees of any Loan Party or any of its Subsidiaries or the funds in which consist solely of funds held in trust for any director, officer or employee of such Loan Party or Subsidiary or any employee benefit plan maintained by such Loan Party or Subsidiary or funds representing deferred compensation for the directors and employees of such Loan Party or Subsidiary, collectively not to exceed 150% of the amount to be paid in the ordinary course of business in the then-next payroll cycle,

(b) escrow accounts, Deposit Accounts and trust accounts, in each case holding assets that are pledged or otherwise encumbered pursuant to clauses (vi) and (xiv) of the definition of Permitted Liens (but only to the extent required to be excluded pursuant to the underlying documents entered into in connection with such Permitted Liens in the ordinary course of business) or clause (xviii) of the definition of Permitted Liens, (c) accounts containing no (zero) balance, (d) any Deposit Accounts maintained by Eloxx ISR in Israel until the Israeli Account Pledge Requirement is satisfied, whereupon only the Designated Israeli Sub-Accounts shall be “Excluded Accounts” under this clause (d), (e) any Deposit Account with a balance less than, together with any other Deposit Account excluded pursuant to this clause (e), in the aggregate Fifty-Thousand Dollars ($50,000), and (f) account ending in -0457 held at Oppenheimer & Co., Inc. (“Oppenheimer”), so long as (i) such account has a zero balance or (ii) to the extent that funds are held in such account, (1) Agent receives notice from Oppenheimer or Borrower that funds will only be held overnight in such account and (2) such funds are transferred immediately, and in any case, by the next Business Day after receipt of funds in such account, to a Deposit Account or securities account subject to an Account Control Agreement in favor of Agent.

“Excluded Assets” means (i) motor vehicles and other equipment subject to a certificate of title statute, (ii) assets subject to a Lien permitted by clause (vii) of the definition of Permitted Liens for purchase money debt obligations, in each case in favor of a Person other than the Borrower and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law) (iv) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (v) any Excluded Accounts and (vi) any Intellectual Property.

“Existing Lender” means Silicon Valley Bank.

“Fifth Amendment Effective Date” means January 9, 2024.

“First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of March 7, 2023 by and among the Loan Parties, Lenders and the Agent.

“First Amendment Effective Date” means March 7, 2023. “Fourth Amendment Effective Date” means December 15, 2023.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of a Product.

“Governmental Authority” means the government of any nation, any political subdivision thereof, whether state, local, territory, province or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means Eloxx ISR and each other Person party hereto as a guarantor from time to time.

“IIA” is the Israel Innovation Authority of the Israeli Ministry of the Economy. “Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person,

(e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (g) all Contingent Obligations.

“Initial Facility Charge” means One Hundred Twenty Five Thousand Dollars ($125,000), which is payable to the Lenders in accordance with Section 4.1(g).

“Intellectual Property” means all of each Loan Party’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; each Loan Party’s applications therefor and reissues, extensions, or renewals thereof; and each Loan Party’s goodwill associated with any of the foregoing, together with each Loan Party’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.

“IRS” means the United States Internal Revenue Service.

“ISR Eloxx Debentures” means the Debenture Fixed Charge Agreement and the Debenture Floating Charge Agreement, including all exhibits and schedules thereto and any Hebrew translation thereof, dated as of the Closing Date, by and between Eloxx ISR and Agent, as amended, restated, supplemented or otherwise modified, from time to time.

“ISR Security Document(s)” means, collectively, the ISR Eloxx Debentures and any other collateral security document entered into governed by the laws of Israel, including all exhibits and schedules thereto and any Hebrew translation thereof, as amended, restated, supplemented or otherwise modified, from time to time.

“Israeli Account Pledge Requirement” means the occurrence of each of the following: (a) each of the accounts of Eloxx ISR (and each other Subsidiary organized or formed in Israel) other than the Designated Israeli Sub-Accounts shall be subject a perfected first priority security in such accounts in favor of the Agent which shall be made by way of amendment to both the Debenture Fixed Charge Agreement and the Debenture Floating Charge Agreement to include the accounts of Eloxx ISR as charged assets and (b) such amendments referred to in clause (a) shall be filed and registered with the Israeli ROC.

“Israeli ROC” means the Israeli Registrar of Companies.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, any Pledge Agreement, any ISR Security Document, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means each Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their Subsidiaries taken as a whole; or (ii) the ability of any Loan Party to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means ~~Two~~Five Million~~,~~  Nine Hundred ~~and Twenty-Nine~~Fifty One Thousand ~~and Eight~~Five Hundred ~~and Twenty-Six~~Eighty Dollars ($~~2,929,826~~5,951,580).

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Borrower and Agent dated as of April 20, 2020.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

"Optional Conversion Obligations” means, (a) with respect to Tranche 1A Advance and the Tranche 1B Advance, all outstanding principal (including any amounts which become principal pursuant to Section 2.2(c)(ii)), interest, fees (including any End of Term Charge) and expenses accrued thereon pursuant to this Agreement, and (b) with respect to the Bridge Loan Advance and the Tranche 2 Advance, (i) a principal amount of the Tranche 2 Advance equal to $100,000, and (ii) and fees and expenses accrued pursuant to this Agreement.

"Mandatory Conversion Obligations” means, with respect to the Bridge Loan Advance and Tranche 2 Advance, all principal (excluding $100,000 of the Tranche 2 Advance), and interest accrued thereon pursuant to this Agreement.

“Participant Register” has the meaning specified in Section 11.8.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Loan Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Acquisition” means any Acquisition by any Loan Party, which is conducted in accordance with the following requirements:

(a)
such Acquisition is of a business or Person or product engaged in a line of business related to that of the Borrower or its Subsidiaries;
(b)
if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Loan Party or of a Subsidiary and such Loan Party shall comply, or cause such Subsidiary to comply, with 7.13 hereof or (ii) such Person shall be merged with and into a Loan Party (with the Loan Party being the surviving entity);

(c)
if such Acquisition is structured as the acquisition or in-licensing of assets, such assets shall be acquired by a Loan Party, and shall be free and clear of Liens other than Permitted Liens;
(d)
the Loan Party shall have delivered to the Lenders not less than fifteen (15) nor more than forty five (45) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance satisfactory to the Lenders and demonstrating compliance with the covenants set forth in Section 7.19 hereof on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;
(e)
both immediately before and after such Acquisition no Event of Default shall have occurred and be continuing;
(f)
such Person or property being so acquired shall be subject to Agent’s first priority Lien, subject to Permitted Liens; and
(g)
the sum of the purchase price of such proposed new Acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by such Loan Party with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, and any contingent acquisition consideration payments paid pursuant to any Acquisition consummated prior to the Closing Date, shall not be greater than $5,000,000 for all such Acquisitions in any fiscal year; provided that Acquisition consideration funded by proceeds from the sale and issuance of a Loan Party’s Equity Interests in a transaction not resulting in a Change in Control, which sale and issuance has a primary purpose to fund such Acquisition, and which sale and issuance is consummated substantially contemporaneously with (and in any event, prior to, but no not more than ninety (90) days prior to) the consummation of such Acquisition (or funded by other equity financing proceeds as approved by Agent in its discretion), shall be disregarded in determining compliance with this clause (g).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event or other change of the Common Stock) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that, the net purchase price of any such call option transaction less the amount received by Borrower in respect of any Permitted Warrant Transaction in connection with such issuance of Permitted Convertible Debt shall not exceed 20% of the gross proceeds to Borrower from such issuance of Permitted Convertible Debt; provided further that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Borrower.

“Permitted Convertible Debt” means Indebtedness of the Borrower that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of Common Stock (or other securities or property following a merger event or other change of the Common Stock), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured, (c) be on terms and conditions customary for Indebtedness of such type, as determined in good faith by the Borrower; and (d) not be guaranteed by any Subsidiary of Borrower; provided further, that any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Borrower (or any of its Subsidiaries) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Indebtedness” means:

(i)
Indebtedness of any Loan Party in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;
(ii)
Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(iii)
Indebtedness of up to $400,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;
(iv)
Indebtedness to trade creditors incurred in the ordinary course of business
(v)
Indebtedness incurred in the ordinary course of business with corporate credit cards in an amount not to exceed $500,000 at any time outstanding;
(vi)
Indebtedness that also constitutes a Permitted Investment;
(vii)
Subordinated Indebtedness;
(viii)
reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Loan Party or a Subsidiary thereof in an amount not to exceed

$500,000 at any time outstanding;

(ix)
Indebtedness consisting of financing of insurance premiums in the ordinary course of business;
(x)
Indebtedness under interest rate or foreign currency exchange agreements, commodity price protection agreements or other similar agreements entered into by any Loan Party in the ordinary course of business;
(xi)
other unsecured Indebtedness in an amount not to exceed $500,000 at any time outstanding;
(xii)
intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Loan Party or a Subsidiary that has executed a Joinder Agreement;
(xiii)
Permitted Convertible Debt not to exceed $150,000,000 in an aggregate principal amount at any one time outstanding; and

(xiv)
extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon a Loan Party or its Subsidiary, as the case may be, except to the extent of any premiums or penalties, accrued and unpaid interest thereof and reasonable fees and expenses associated with such extensions, refinancings and renewals.

“Permitted Investment” means:

(i)
Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)
(a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts and (e) other Investments described in the Borrower’s investment policy as approved by Agent in writing (it being understood that the investment policy provided to Agent prior to the Closing Date shall be deemed approved in writing) and the Borrower’s board of directors from time to time;
(iii)
repurchases of shares or stock from former employees, directors, or consultants of a Loan Party under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $350,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist immediately after giving effect to the repurchases;
(iv)
Investments accepted in connection with Permitted Transfers;
(v)
Investments (including debt obligations) (a) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent or doubtful obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business, (b) consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) any “at the market” securities issued and purchased pursuant to the Borrower’s current “at the market” facility and similar facilities;
(vi)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of a Loan Party in any Subsidiary;
(vii)
Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee share or stock purchase plans or other similar agreements approved by Borrower’s board of directors;

(viii)
Investments consisting of travel advances, relocation loans, and other loan advances (or guarantees thereof) to employees, officers and directors in the ordinary course of business;
(ix)
Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation by a Loan Party and execute such other documents as shall be reasonably requested by Agent;
(x)
Investments in Loan Parties, subject to compliance with Section 7.17;
(xi)
Investments in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $500,000 per fiscal year;
(xii)
joint ventures or strategic alliances in the ordinary course of a Loan Party’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Loan Parties do not exceed $500,000 in the aggregate in any fiscal year;
(xiii)
Investments consisting of Permitted Acquisitions;
(xiv)
Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms; and
(xv)
additional Investments that do not exceed $500,000 in the aggregate;

provided that notwithstanding any of the foregoing, until the Israeli Account Pledge Requirement is satisfied, the maximum aggregate amount of Investments permitted to be made to Eloxx ISR (or any other Subsidiary organized or formed in Israel) shall be $500,000.

“Permitted Liens” means:

(i)
Liens in favor of Agent or the Lenders arising under this Agreement or any other Loan Document;
(ii)
Liens existing on the Closing Date which are disclosed in Schedule 1C;
(iii)
Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings; provided, that Borrower (or the applicable Loan Party) maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;
(iv)
Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties; provided, that the payment thereof is not yet required;
(v)
Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi)
Deposits to secure the performance of obligations (including by way of deposits secure letters of credit issued to secure the same) under clinical and commercial supply and/or manufacturing agreements entered into in the ordinary course of business and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(vii)
Liens on Equipment, software or other intellectual property constituting purchase money Liens and Liens in connection with capital or finance leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;
(viii)
Liens incurred in connection with Subordinated Indebtedness;
(ix)
leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(x)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(xi)
Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(xii)
statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(xiii)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(xiv)
Liens on Cash securing obligations permitted under clause (viii) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $525,000 at any time;
(xv)
Licenses permitted hereunder;
(xvi)
any encumbrances in favor of the IIA;
(xvii)
Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase except to the extent of any premiums or penalties, accrued and unpaid interest thereon and reasonable fees and expenses associated with such extensions, refinancings and renewals; and

(xviii)
Liens on Cash securing (x) obligations to certain landlord(s) of Eloxx ISR in an aggregate amount not to exceed $50,000; provided that following the satisfaction of the Israeli Account Pledge Requirement, the Liens described in this clause (x) securing such obligations shall limited solely to a Designated Israeli Sub-Account; (y) obligations of Eloxx ISR to Bank of Leumi in respect of certain banking services, p-card and other related services in an aggregate amount not to exceed $15,000; provided that following the satisfaction of the Israeli Account Pledge Requirement, the Liens described in this clause (y) securing such obligations shall limited solely to a Designated Israeli Sub-Account; and (z) obligations owing to Silicon Valley Bank in respect of certain banking services, p-card and other related services in an aggregate amount not to exceed $50,000; provided that the Liens described in this clause (z) securing such obligations shall limited solely to the accounts numbered 3301382885 or 3303486867 maintained with Silicon Valley Bank.

“Permitted Transfers” means:

(i)
Sales, transfers or dispositions of Inventory in the ordinary course of business,
(ii)
licenses, sublicenses and similar arrangements for the use of Intellectual Property in the ordinary course of business on arm’s length terms that could not result in legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business,
(iii)
dispositions of worn-out, obsolete or surplus Equipment at fair market value (as reasonably determined by Borrower) in the ordinary course of business, and
(iv)
other Transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Common Stock (or other securities or property following a merger event or other change of the Common Stock) and/or cash (in an amount determined by reference to the price of such Common Stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by the Borrower and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof, between Borrower and Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time, and any other pledge agreement entered into to secure the Secured Obligations.

“Products” means all pharmaceuticals, therapeutics, R&D platforms, products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Loan Party or which any Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all pharmaceuticals, therapeutics, R&D platform, products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Loan Party since its organization.

“Qualified Cash” means the amount of Borrower’s unrestricted Cash held in accounts in the United States subject to an Account Control Agreement in favor of Agent.

“Qualified Cash A/P Amount” means the amount of Borrower’s and its Subsidiaries’ accounts payable that have not been paid within one hundred eighty (180) days from the invoice date of the relevant account payable.

“Qualified Financing” shall mean a transaction or series of transactions occurring after the Sixth Amendment Effective Date pursuant to which the Eloxx issues and sells shares of its Company Stock for aggregate gross proceeds of at least $7,000,000 (excluding all proceeds from the incurrence of indebtedness or other convertible instruments that are converted into such Company Stock, or otherwise cancelled in consideration for the issuance of such Company Stock) with the principal purpose of raising capital.

“Receivables” means (a) all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and business records related thereto.

“Redemption Conditions” means, with respect to any payment of cash in respect of the principal amount of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than 120% of the outstanding Secured Obligations.

“Register” has the meaning specified in Section 11.7.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding; provided that if more than one Lender holds the outstanding Term Loans, then at least two unaffiliated Lenders who hold more than 50% are required; provided, further, that if any amendment, supplement or modification under Section 11.3(b) requires the consent of the Required Lenders but solely affects (x) the Tranche 1B Advance or Tranche 1B Lenders, (y) the Tranche 2 Advance or Tranche 2 Lenders or (z) the Bridge Loan Advance or the Bridge Loan Lenders, then such amendment, supplement or modification shall only require the consent of the Tranche 1B Lenders, the Tranche 2 Lenders or the Bridge Loan Lenders, as applicable (it being acknowledged and agreed that, for the avoidance of doubt, if such amendment, supplement or modification could reasonably be expected to adversely impact, subordinate, disadvantage or otherwise affect any Tranche 1A Lender or the Tranche 1A Advance, then the consent of the Tranche 1A Lenders shall be required).

“Royalty Agreement” means that certain Royalty and Revenue Sharing Agreement dated as of July 10, 2024, made by the Borrowers, Guarantor and SD MF 4, LLC, as may be amended or supplemented from time to time.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loans.

“Secured Obligations” means each Loan Party’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Sixth Amendment” means that certain Sixth Amendment to Loan and Security Agreement, dated as of July 10, 2024 by and among the Loan Parties, Lenders and the Agent.

“Sixth Amendment Effective Date” means July 10, 2024.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion. For the avoidance of doubt Permitted Convertible Debt shall not constitute Subordinated Indebtedness.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which any Loan Party owns or controls, either directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including the Israeli Income Tax Ordinance, 5721-1961, and the Israeli Value Added Tax Law, 5735-1975, and including any interest or linkage paid in connection therewith, additions to tax or penalties applicable thereto.

“Term Commitment” means ~~as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1; provided that it is understood and agreed that no Lender has any further obligation or commitment to make any further Term Loan Advance to the Borrower.~~the Tranche 2 Commitment.

“Term Loan Advance” means ~~each~~the Tranche 1 Advance, each Tranche 1A Advance, each Tranche 1B Advance, the Bridge Loan Advance, the Tranche 2 Advance and any other Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.25%, and (ii) 9.50%.

“Term Loan Maturity Date” means April 1, 2025; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche 2 Advance” means the term loan made by the Tranche 2 Lenders pursuant to Section 2.2(b)(iii).

"Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Tranche 2 Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 2 Term Commitment” opposite such Lender’s name on Schedule 1.1. As of the Sixth Amendment Effective Date, the aggregate amount of the Tranche 2 Commitments of all Tranche 2 Lenders is $2,675,000.

“Tranche 2 Lender” means each Lender identified on Schedule 1.1 as holding a Tranche 2 Commitment or making a portion of the Tranche 2 Advance.

“Tranche 2 Side Letter” means that certain letter agreement dated June 27, 2024, made by and between the Borrower and Tranche 2 Lender, and consented to by the Agent and other Lenders.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of ~~California~~New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of ~~California~~New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

1.2
The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Bridge Loan Advance	2.2(a)

Claims	11.11
Collateral	3.1
Confidential Information	11.13
Eloxx	Preamble
Eloxx ISR	Preamble
End of Term Charge	2.6
Event of Default	9
Financial Statements	7.1
Guarantor	Preamble
Guaranteed Obligations	12.1
IIA Grants	5.15
Indemnified Person	6.3
Israeli Guarantee Law	12.2
Israeli Insolvency Law	9.5
Israeli ROC	3.4
Israeli Companies Law	11.20
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Open Source License	5.10
Participant Register	11.8
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1
SBA	7.14
SBIC	7.14
SBIC Act	7.14
Tranche 1 Advance	2.2(a)
Tranche 1 Term Loan	Recital A
Tranche 1A Advance	2.2(a)
Tranche 1A Lenders	2.2(a)
Tranche 1B Advance	2.2(a)
Tranche 1B Lenders	2.2(a)
Zikani	Preamble

1.3
Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.4
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 2. THE LOAN

2.1
[Reserved]
2.2
Term Loan.
(a)
Advances as of the ~~Fifth~~Sixth Amendment Effective Date.
(i)
On the Closing Date, the Lenders advanced a ~~Tranche 1 Advance~~loan to the Borrowers in an aggregate principal amount of Twelve Million, Five Hundred Thousand Dollars ($12,500,000) (the “Tranche 1 Advance”). ~~Immediately prior to and as~~As of the Fifth Amendment Effective Date, ~~the outstanding principal amount of~~ such Tranche 1 Advance ~~is Two Million, Nine Hundred and Twenty-Nine Thousand and Eight Hundred and Twenty-Six Dollars ($2,929,826). As of the Fifth Amendment Effect Date, such Tranche 1 Advance shall be~~was bifurcated (without novation) into a Tranche 1A Advance and a Tranche 1B Advance ~~as set forth in Schedule 1.1~~ (the advances under each such tranche, respectively, the “Tranche 1A Advance” and the “Tranche 1B Advance”, and the Lenders holding such advances, respectively, the “Tranche 1A Lenders” and the “Tranche 1B Lenders”). The outstanding principal amount of the Tranche 1A Advance and Tranche 1B Advance as of the Sixth Amendment Effective Date (including any amount added to such Tranche 1A Advance and Tranche 1B Advance pursuant to Section 2.2(c)(ii)) is set forth on Schedule 1.1.
(ii)
On May 31, 2024, pursuant to the Bridge Loan Side Letter, the Bridge Loan Lenders made available a loan to the Borrowers in the amount equal to $288,000

(the “Bridge Loan Advance”). The outstanding principal amount of the Bridge Loan Advance as of the Sixth Amendment Effective Date is set forth on Schedule 1.1.

(iii)
On July 5, 2024 and July 8, 2024, the Tranche 2 Lenders advanced an amount equal to $250,000 and $250,000, respectively, of the Tranche 2 Advance to the Borrower. After the Sixth Amendment Effective Date and no later than July 12, 2024, the Tranche 2 Lenders shall make a term loan consisting of the remainder of the Tranche 2 Advance available to the Borrower resulting in the aggregate amount of the Tranche 2 Advance not to exceed the Tranche 2 Commitments. The outstanding principal amount of the Tranche 2 Loan and the outstanding Tranche 2 Term Commitments as of the Sixth Amendment Date are set forth on Schedule 1.1.
~~(ii)~~
 ~~[Reserved].~~
~~(iii)~~
 ~~[Reserved].~~
~~(iv)~~
The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount added to principal of the Tranche 1B Advance pursuant to Section ~~2.1~~2.2(c)(ii). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
(b)
Advance Request. To obtain a Term Loan Advance (or a portion thereof in the case of the Tranche 2 Advance), Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date or the Sixth Amendment Effective Date (in the case of any Term Loan Advance requested to be made on the Closing Date or the Sixth Amendment Effective Date) and at least five (5) Business Days before each Advance Date other than the Closing Date or Sixth Amendment Effective Date) to Agent. The Lenders shall fund each Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.
(c)
Interest.
(i)
Term Loan Interest Rate. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date in an amount equal to the product of the outstanding Term Loan principal balance multiplied by the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate set forth in this Agreement will float and change on the day the prime rate changes from time to time.
(ii)
PIK Option for Tranche 1B Advance. In lieu of receiving interest in cash pursuant to Section 2.2(c)(i), each month the Tranche 1B Lenders, Tranche 2 Lenders and/or Bridge Loan Lenders may elect for each separate interest payment (by giving at least two (2) Business Days’ prior written notice to each of the Borrower and Agent) to have all accrued but unpaid interest on the Tranche 1B Advance, Tranche 2 Advance and/or Bridge Loan Advance to be added on the first Business Day of each month to the outstanding principal balance thereof so as to increase the outstanding principal balance of the applicable Tranche 1B Advance, Tranche 2 Advance and/or Bridge Loan Advance on such date, which principal amount shall accrue interest payable as provided in Section 2.2(c)(i) and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(d).

(d)
Payment.

(i)
~~(d)~~ Payment of Interest. Subject to Section 2.2(c)(ii), Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date.
(ii)
Payment of Principal. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid; provided that the principal payment due in respect of the Tranche 1B Advance on the first Business Day of February 2024 is deferred (the “February 2024 Tranche 1B Principal Deferral”) and is instead due on the first Business Day of March 2024 (along with and in addition to the regularly scheduled principal amount due on the first Business Day of March 2024), subject to the Tranche 1B Lenders’ right to revoke the February 2024 Tranche 1B Principal Deferral (by giving at least two (2) Business Days’ prior written notice of such revocation to each of the Borrower and Agent) and thereby require such principal payment be made as originally scheduled on the first Business Day of February 2024; provided further that, commencing in March 2024, the Tranche 1B Lenders, Tranche 2 Lenders and Bridge Loan Lenders may elect each month (by giving at least two (2) Business Days’ prior written notice to each of the Borrower and Agent) to defer the principal payment due in respect of the Tranche 1B Advance, the Tranche 2 Advance and/or the Bridge Loan Advance on the relevant due date therefor, which deferred principal payment shall instead be due on the next succeeding principal payment date (along with and in addition to any previously deferred principal payments and the regularly scheduled principal amount due on such next succeeding principal payment date).
(e)
Any remaining outstanding Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. The Tranche 1A Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to the Tranche 1A Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Tranche 1A Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Tranche 1A Lenders or Agent informs Borrower that the Tranche 1A Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to the Tranche 1A Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Tranche 1A Lenders or Agent informs Borrower that the Tranche 1A Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to the Tranche 1A Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Tranche1A Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Tranche 1A Lenders or Agent informs Borrower that the Tranche1A Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Tranche 1A Lenders, Borrower shall pay to the Tranche 1A Lenders such amount in full in immediately available funds within three (3) Business Days.

2.3
Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of ~~California~~New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4
Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to ~~four~~eight percent (~~4~~8%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus ~~four~~eight percent (~~4~~8%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.
2.5
Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire balance (or such portion thereof) and all accrued and unpaid interest thereon. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date upon the occurrence of a Change in Control or any other prepayment hereunder. Any amounts paid under this Section shall be applied by Agent to the then unpaid portion of any Secured Obligations (including principal and interest) pro rata to each Loan outstanding and in accordance with each Lender’s ratable share under such Loan (or other applicable share as provided herein). For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
2.6
End of Term Charge.
(a)
[Reserved].
(b)
On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable (including by acceleration of the Secured Obligations during an Event of Default pursuant to Section 10), Borrower shall pay the Lenders a charge equal to 6.55% of the aggregate original principal amount of all Term Loan Advances made hereunder, provided that upon the consummation of the Assignment Transaction, such charge shall be $500,000 and shall be payable solely to the Lenders holding the Tranche 1A Advance (the “End of Term Charge”).

(c)
Notwithstanding the required payment date of such End of Term Charge, it shall be deemed earned by the Lenders as of the Closing Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
2.7
Pro Rata Treatment. Except as otherwise expressly provided herein, each payment (including prepayment) received hereunder shall be promptly distributed pro rata in respect of each Loan outstanding to each Lender in accordance with its ratable share thereof (or other applicable share as provided herein).
2.8
Taxes; Increased Costs. Loan Parties, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.9
Treatment of End of Term Charge. Each Loan Party agrees that ~~any~~ any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing End of Term Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) each Loan Party shall be estopped from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that their agreement to pay the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loans.
2.10
Optional Conversion of Tranche 1A Advance and Tranche 1B Advance. If a Qualified Financing is expected to occur prior to the Term Loan Maturity Date, the Borrower shall deliver written notice to Lenders not less than ten (10) Business Days prior to the consummation of such Qualified Financing, and each of the Tranche 1A Lenders and Tranche 1B Lenders shall have the option, by delivering notice to the Borrower no later than twenty (20) Business Days’ thereafter, to convert all or part of the Optional Conversion Obligations relating to such Advance, without any further action by the Tranche 1A Lenders and Tranche 1B Lenders, into fully paid and nonassessable shares of the Company Stock issued in such Qualified Financing at the Conversion Price. The issuance of Company Stock pursuant to the conversion of the relevant Optional Conversion Obligations relating to such Advance under this Section 2.12 shall be upon and subject to the same terms and conditions applicable to Company Stock sold in the Qualified Financing. Promptly upon any such conversion, the Borrower shall issue to the Tranche 1A Lenders and Tranche 1B Lenders, as applicable any stock certificates evidencing such shares of Company Stock issued thereto.

2.11
Mandatory Conversion of Bridge Loan Advance and Tranche 2 Advance. If a Qualified Financing occurs on or prior to the Term Loan Maturity Date, then the Mandatory Conversion Obligations relating to the Bridge Loan Advance and Tranche 2 Advance shall automatically convert, without any further action by the Bridge Loan Lenders and Tranche 2 Lenders except as set forth herein, into fully paid and nonassessable shares of the Company Stock issued in such Qualified Financing at the Conversion Price. The issuance of Company Stock pursuant to the conversion of the relevant Mandatory Conversion Obligations in respect of the Bridge Loan Advance and Tranche 2 Advance under this Section 2.12 shall be upon and subject to the same terms and conditions applicable to Company Stock sold in the Qualified Financing. Promptly upon such conversion, the Borrower shall issue to the Bridge Loan Lenders and Tranche 2 Lenders any stock certificates evidencing such shares of Company Stock issued to the Bridge Loan Lenders and Tranche 2 Lenders.

SECTION 3. SECURITY INTEREST

3.1
As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and

(j) all other tangible and intangible personal property (other than Intellectual Property) of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment, and to the extent such Intellectual Property is owned by Eloxx ISR and is funded by the IIA, the creation of such security interest shall be subject to the written approval of the IIA.

3.2
Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include any Excluded Assets.
3.3
The lien and security interest created hereunder shall be automatically released

(a) with respect to all Collateral upon the payment in full of all Secured Obligations in accordance with this Agreement (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), (b) with respect to other Intellectual Property licensed under an exclusive license permitted under the terms of this Agreement, to the extent such counterparty requests such release, or (c) if otherwise approved, authorized or ratified in writing by Agent in its sole discretion. Upon such release, Agent shall, upon the reasonable request and at the sole cost and expense of Borrower, assign, transfer and deliver to Borrower, against receipt and without recourse to or warranty by Agent, except as to the fact that Agent does not continue to encumber the released assets, such Collateral or any part thereof, which shall be released in accordance with customary documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the release of such Collateral.

3.4
The Guarantor shall release all existing liens over assets of Eloxx ISR registered with the Israeli ROC in favor of SVB other than Permitted Liens, within thirty (30) Business Days following the Closing Date, and to deliver to the Lenders satisfactory evidence of registration in the Israeli ROC of the pledges pursuant to the ISR Security Documents.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1
Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)
executed copies of the Loan Documents, Account Control Agreements, together with copies of all executed closing deliverables required pursuant to the terms thereof, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)
a legal opinion of Borrower’s US counsel in form and substance reasonably acceptable to Agent, and a legal opinion of Loan Parties’ Israeli counsel;
(c)
certified copy of resolutions of each Loan Party’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;
(d)
certified copies of the Certificate of Incorporation, the Bylaws, and the Articles of Association (as applicable), as amended through the Closing Date, of each Loan Party;
(e)
a certificate of good standing (or foreign equivalent or insolvency search, as applicable) for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;
(f)
a perfection certificate of the Loan Parties, collectively, together with duly executed signatures thereto;
(g)
a duly executed payoff letter from the Existing Lender relating to that certain Loan and Security Agreement, dated as January 30, 2019, by and between the Existing Lender and the Borrower and the Guarantor (as a co-borrower), as the same has been amended, restated or otherwise modified from time to time, which payoff letter includes release letters to the Israeli Registrar of Companies releasing all existing pledges over the collateral under such Loan and Security Agreement;
(h)
certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the State of Delaware or the District of Columbia, accompanied by evidence satisfactory to the Agent that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;

(i)
customary Intellectual Property search results with respect to the Loan Parties;
(j)
[reserved];
(k)
payment of the Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(l)
all certificates of insurance and copies of each insurance policy required hereunder;
(m)
four original copies of Forms 10 of the Israeli ROC, executed by an officer of Eloxx ISR;
(n)
copies of each ISR Security Document, together with all executed closing deliverables required pursuant to the terms thereof delivered to Yigal Arnon & Co;
(o)
copy of the notice of pledge with respect to the Pledge Agreement to be filed with the Israeli Registrar of Pledges;
(p)
a Process Letter in accordance with clause (f) of Addendum 4; and
(q)
such other documents as Agent may reasonably request.
4.2
Tranche 2 Advance. On or prior to each Advance Date relating to the Tranche 2 Advance, Borrower shall have delivered to Agent and the Lenders the following:
(a)
executed copies of other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to ensure the Liens of Agent with respect to all Collateral secures the Tranche 2 Advance, in all cases in form and substance reasonably acceptable to Agent and the Required Lenders;
(b)
certified copy of resolutions of each Loan Party’s board of directors evidencing approval of the Tranche 2 Advance and other transactions evidenced by the Loan Documents;
(c)
certified copies of the Certificate of Incorporation, the Bylaws, and the Articles of Association (as applicable), as amended through the relevant Advance Date, of each Loan Party;
(d)
with respect to the second Advance Date in respect of the Tranche 2 Advance, a certificate of good standing (or foreign equivalent or insolvency search, as applicable) for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(e)
with respect to the second Advance Date in respect of the Tranche 2 Advance, an updated perfection certificate of the Loan Parties, collectively, together with duly executed signatures thereto; and
(f)
such other documents as Agent may reasonably request;

provided however that if the Tranche 2 Lenders fund the relevant Advance without any of the foregoing documents, the Borrower shall provide such documents after the Advance Date, and no later than ten (10) Business Days’ after such Advance Date.

4.3
~~4.2~~ All Advances. On each Advance Date:
(a)
Agent shall have received an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer;
(b)
the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;
(c)
the Loan Parties shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing; and
(d)
each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
4.4
~~4.3~~ No Default. As of the Closing Date and each Advance Date, (a) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
4.5
~~4.4~~ Post-Closing Deliveries. Loan Parties shall deliver the documents or satisfy the conditions, as applicable, in accordance with Schedule 4.4 hereto.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants that:

5.1
Corporate Status. Each Loan Party is duly organized, legally existing and in good standing under the laws its state of incorporation or formation (as applicable), and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. No Guarantor has been warned to be or declared a "violating company" with the Israeli ROC. Each Loan Party’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by the Loan

Parties in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2
Collateral. Each Loan Party owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens and all existing liens over assets of Eloxx ISR in favor of the Existing Lender provided that such liens shall be released in accordance with Section

4.4. Each Loan Party has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3
Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of such Loan Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Loan Party’s Certificate or Articles of Incorporation (as applicable), bylaws, Articles of Association (as applicable) or any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4
Material Adverse Effect. No event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Loan Party is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5
Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6
Laws.
(a)
No Loan Party nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Loan Party is in default in any material manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.
(b)
No Loan Party nor any of its Subsidiaries is required to register as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party with activities in the United States has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party’s nor any of its Subsidiaries’ properties or assets has been used by such Loan Party or such Subsidiary or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(c)
No Loan Party, any of its Subsidiaries, or to any Loan Party’s knowledge, any of its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party, any of its Subsidiaries, or to the knowledge of any Loan Party, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement,

(x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7
Information Correct and Current. No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Loan Parties to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to the Loan Parties, and (ii) the most current of such projections provided to Borrower’s board of directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ).
5.8
Tax Matters. Except as described on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9
Intellectual Property Claims. The Loan Parties are the sole owner of, or otherwise have the right to use, the Intellectual Property material to their business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to a Loan Party that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of the Loan Parties’ Patents, registered Trademarks, registered Copyrights, and material agreements under which a Loan Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by a Loan Party, in each case as of the Closing Date. The Loan Parties are not in material breach of, nor have the Loan Parties failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10
Intellectual Property.
(a)
The Loan Parties have all material rights with respect to Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and proposed to be conducted by the Loan Parties. Without limiting the generality of the foregoing, and in the case of material Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or other applicable law, the Loan Parties have the right, to the extent required to operate their business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and currently proposed to be conducted by them, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and the Loan Parties, to the Loan Parties’ knowledge, own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are material to their business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Products except customary covenants in inbound license agreements and equipment leases where a Loan Party is the licensee or lessee.
(b)
No material software or other materials used by any Loan Party (or used in any Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that does could require disclosure or distribution in source code form.
5.11
Products. Except as described on Schedule 5.11, no Intellectual Property owned by a Loan Party or Product has been or is subject to any actual or, to the knowledge of Loan Parties, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner any Loan Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Loan Parties or Products. No Loan Party has received any written notice or claim, or, to the knowledge of Loan Parties, oral notice or claim, challenging or questioning any Loan Party’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Loan Parties’ knowledge, is there a reasonable basis for any such claim. To the Loan Parties’ knowledge, neither the Loan Parties’ use of its Intellectual Property nor the production and sale of Products materially infringes the Intellectual Property or other rights of others.

5.12
Financial Accounts. Exhibit D, as may be updated by the Loan Parties in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of

(a) all banks and other financial institutions at which any Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which any Loan Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13
Employee Loans. No Loan Party has outstanding loans to any employee, officer or director of such Loan Party nor has any Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan Party by a third party, except as permitted by the Loan Documents.
5.14
Capitalization and Subsidiaries. The Loan Parties do not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 1, as may be updated by the Loan Parties in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15
The Israel Innovation Authority and Investment Center. As of the Closing Date, no Loan Party has received any grants, funds or benefits (including, but not limited to, tax benefits) from the IIA (formerly known as, the Office of Chief Scientist) or Investment Center, or the Binational Industrial Research and Development Foundation or any other Governmental Authority (“IIA Grants”) except as provided in Schedule 5.15. No Loan Party is obligated to pay any royalties or any other payments to the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority, except as provided in Schedule 5.15. The transactions contemplated under this Agreement, and any other Loan Document are not subject to any right and do not require the approval of the Israel Innovation Authority or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority, except as provided in Schedule 5.15.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1
Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Loan Parties’ line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Loan Parties must maintain a minimum of $2,000,000 (or foreign currency equivalent, if applicable) of commercial general liability insurance for each occurrence. The Loan Parties have and agree to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, the Loan Parties shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If any Loan Party fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Loan Parties with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2
Certificates. The Loan Parties shall deliver to Agent certificates of insurance that evidence their compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. The Loan Parties’ insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that the Loan Parties may acquire from such insurer. Subject to Section 4.4, attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient). Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. The Loan Parties shall provide Agent with copies of each insurance policy other than any director’s and officer’s insurance policies of the Loan Parties, and upon entering or amending any insurance policy required hereunder, Loan Parties shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3
Indemnity. Each Loan Party agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

SECTION 7. COVENANTS OF THE LOAN PARTIES

Each Loan Party agrees as follows:

7.1
Financial Reports. The Loan Parties shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)
within thirty (30) days after the end of each month, unaudited interim and year-to-date financial statements of the Borrower as of the end of such month (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s (or, if consolidated, the relevant Loan Party’s) Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)
within forty-five (45) days after the end of each fiscal quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or any other duly authorized officer or director to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;
(c)
within ninety (90) days after the end of each fiscal year, (and with respect to the fiscal year ended December 31, 2023, no later than November 29, 2024), unqualified (other than a going concern qualification or limitation) audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;
(d)
as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E;
(e)
 ~~[reserved];~~
(e)
no later than the 15th day and last day of each calendar month, a report setting out in detail reasonably satisfactory to the Agent and the Lenders, the expenditures made by the Loan Parties for the preceding calendar month;
(f)
promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its preferred stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(g)
[reserved];
(h)
as soon as practicable (and in any event within 60 days) following receipt of any new IIA Grants, a list of any such new IIA Grant;
(i)
financial and business projections promptly following their approval by Borrower’s board of directors, and in any event, within 60 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent; and
(j)
immediate notice if any Loan Party or any Subsidiary has knowledge that any Loan Party, or any Subsidiary or Affiliate of any Loan Party, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

No Loan Party shall (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of each Loan Party shall end on December 31.

The executed Compliance Certificate, and all Financial Statements required to be delivered pursuant to clauses (a), (b), (c) and (d) shall be sent via e-mail to financialstatements@htgc.com with a copy to legal@htgc.com, jbourque@htgc.com and jmiotti@htgc.com; provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: Eloxx Pharmaceuticals, Inc.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, for any such documents other than the documents required to be delivered under Sections 7.1(b) and (c), Borrower shall promptly notify Agent in writing (which may be by electronic mail) of the filing of any such documents with the SEC.

7.2
Management Rights. The Loan Parties shall permit any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of the Loan Parties to discuss such books of account and records. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan Parties concerning significant business issues affecting the Loan Parties. Such consultations shall not unreasonably interfere with the Loan Parties’ business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over the Loan Parties’

management or policies and the Loan Parties shall have no obligation to act upon or follow any such advice or recommendation.

7.3
Further Assurances. Each Loan Party shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Any Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on its behalf and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of the Loan Parties either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Loan Parties. In furtherance of the foregoing, the Loan Parties shall use their best efforts to deliver evidence reasonably satisfactory to the Agent that the Israeli Account Pledge Requirement has been satisfied within sixty (60) days of the Closing Date. Each Loan Party shall protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.
7.4
Indebtedness. No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) in connection with refinancing or replacement of Permitted Indebtedness, (c) purchase money Indebtedness pursuant to its then applicable payment schedule,

(d) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party or (e) as otherwise permitted hereunder or approved in writing by Agent.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, Common Stock, following a merger event or other change of the Common Stock, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the

Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.5
Collateral. Each Loan Party shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Loan Parties’ business or in which the Loan Parties now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000 affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x), (xv) or (xvi) of the definition thereof). No Loan Party shall agree with any Person other than Agent or the Lenders not to encumber its property. No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Each Loan Party shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and each Loan Party shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x), (xv) or (xvi) of the definition thereof)), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000.
7.6
Investments. No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.

7.7
Distributions. No Loan Party shall, nor shall allow any Subsidiary to, (a) repurchase or redeem any class of shares, stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to any Loan Party or any Subsidiary thereof, (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $500,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $500,000 in the aggregate.

Notwithstanding the foregoing, Borrower may (A) pay the purchase price of any Permitted Bond Hedge Transaction or (B) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (II) delivery of Common Stock.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, Common Stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment is not offset by an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.8
Transfers. Except for Permitted Transfers and Permitted Investments that constitute Permitted Transfers, no Loan Party shall, nor shall allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
7.9
Mergers and Consolidations. No Loan Party shall merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party or (b) a Loan Party into another Loan Party).
7.10
Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against any Loan Party, any of its Subsidiaries or the Collateral or upon any Loan Party’s or any of its Subsidiaries’ ownership, possession, use, operation or disposition thereof or upon any Loan Party’s or any of its Subsidiaries’ rents, receipts or earnings arising therefrom. Each Loan Party shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, any Loan Party may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which such Loan Party and its Subsidiaries maintain adequate reserves in accordance with GAAP.
7.11
Corporate Changes. No Loan Party nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. No Loan Party nor any Subsidiary shall suffer a Change in Control. No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America or Israel. No Loan Party nor any Subsidiary shall relocate any item of Collateral (other than (w) relocations of drug products and related materials in the ordinary course of business, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $750,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) such relocation is within the continental United States of America, Australia, Israel, or Europe and (ii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.
7.12
Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be required to obtain an Account Control Agreement with respect to Excluded Accounts.
7.13
Joinder. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement; provided, however, that the such joinder shall not be required if the Agent determines (in its sole discretion but in consultation with Borrower) that the benefit from the entry into such Joinder Agreement is outweighed by the undue burden and expense to Borrower.
7.14
SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be by a Lender

that is a SBIC. Addendum 2 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 2 is hereby incorporated in this Agreement.

7.15
Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.
7.16
Use of Proceeds.

(a)
~~7.16 Use of Proceeds.~~ Borrower agrees that the proceeds of the Loans (other than the Tranche 2 Advance) shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with this Agreement and, for working capital and general corporate purposes.  ~~The proceeds of~~
(b)
The Tranche 2 Advance shall be used solely (i) for advancing Eloxx’s clinical programs, (ii) for total accrued past Director dues (in an aggregate amount not to exceed

$80,000), (iii) for total unpaid and accrued bonus due to Eloxx’s Chief Executive Officer (in an aggregate amount not to exceed $350,000), (iv) for total unpaid and accrued employee bonuses (in an aggregate amount not to exceed $145,000) approved previously by Eloxx’s compensation committee, (v) to pay overdue franchise taxes owed to the State of Delaware in an aggregate amount not to exceed $125,000, and (vi) for working capital and general corporate purposes; provided however that the proceeds of Tranche 2 Advance shall not be used to (A) repay any existing debt principal balance of the Loan Parties, (B) finance any actual or potential payments to creditors or other stakeholders under Title 11 of the United States Code, (C) make any payments in respect of D&O tail insurance, or (D) make any expenditure in excess of $100,000 (excluding (1) the expenditures set forth in sub-section 7.16(b)(ii) through (v) above and (2) expenditures directly used to further the Borrower’s development, manufacturing, sale and distribution of the compounds coded “ELX-02” and “ZKN-013”), in each case without the prior written consent of the Tranche 2 Lenders which consent shall not be unreasonably withheld.

(c)
The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.17
Limitation on Cash Outside of the United States. The aggregate amount of all Cash and Cash Equivalents maintained outside of the United States by the Loan Parties and their Subsidiaries shall not exceed (a) $1,200,000 until the Israeli Account Pledge Requirement is satisfied and (b) $3,000,000 at any time thereafter.
7.18
Compliance with Laws.
(a)
Each Loan Party shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required Governmental Approvals.
(b)
No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c)
Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party’s its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)
No Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.19
Minimum Qualified Cash.
(a)
Commencing on the Fourth Amendment Effective Date and at all times thereafter, Borrower shall maintain Qualified Cash of at least $1,050,000 plus the Qualified Cash A/P Amount; provided that solely for the period commencing on the Fourth Amendment Effective Date through and including January 25, 2024 (which date may be extended in the Agent’s sole discretion), Borrower shall only be required to maintain at all times during such period Qualified Cash of at least $1,050,000; provided that notwithstanding the foregoing, following the consummation of the Assignment Transaction, Borrower shall not be required to comply with this Section 7.19(a).
7.20
Intellectual Property. Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its material Intellectual Property; and (iii) not allow any Intellectual Property material to Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.
7.21
Transactions with Affiliates. Each Loan Party shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of such Loan Party or such Subsidiary on terms that are less favorable to such Loan Party or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary other than (i) Permitted Investments, (ii) reasonable and customary fees paid to board members and

(iii) board-approved compensation arrangements for officers and other employees.

SECTION 8. RESERVED

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1
Payments. Any Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s knowledge of such failure to pay; or
9.2
Covenants. Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Royalty Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6 and 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13,

7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21) or any other Loan Document, Agent and the Lenders, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to the Loan Parties and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a default under any of Sections 6 ~~and~~, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14 7.15, 7.16, 7.17, 7.18,

7.19, 7.20 and 7.21, and the Royalty Agreement, the occurrence of such default; or

9.3
Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; provided that solely for purposes of this Section 9.3, the following events shall not, in and of themselves, constitute a Material Adverse Effect: (a) adverse results or delays in any nonclinical or clinical trial, (b) failure to achieve the Equity Milestone or the Clinical Milestone or any other clinical or non-clinical trial goals or objectives, including, without limitation, the failure to demonstrate the desired safety or efficacy of any drug or companion diagnostic, (c) the denial, delay or limitation of approval of, or taking of any other regulatory action by, the United States Food and Drug Administration or any other governmental entity with respect to any drug or companion diagnostic or (d) a change in or discontinuation of a strategic partnership or other collaboration or license arrangement; or
9.4
Representations. Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5
Insolvency. Borrower, and with respect to the Guarantors, as the following may apply under the Insolvency and Economic Rehabilitation Law, 2018 (“Israeli Insolvency Law”),

(A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of a Loan Party or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of a Loan Party; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) a Loan Party or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty

(30) days shall have expired after the commencement of an involuntary action against a Loan Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of a Loan Party being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) a Loan Party shall file any answer admitting or not contesting the material allegations of a petition filed against such Loan Party in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of the applicable Loan Party, of any trustee, receiver or liquidator of a Loan Party or of all or any substantial part of the properties of such Loan Party without such appointment being vacated; or

(vi) with respect to Guarantors, any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors and including the filing for a motion to initiate proceedings under the Israeli Insolvency Law; or

9.6
Attachments; Judgments. Any portion of the assets of the Loan Parties is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least

$750,000, and such judgment remains unsatisfied, unvacated, or unstayed for a period of twenty

(20) days after the entry thereof, or any Loan Party is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.7
Other Obligations. (i) The occurrence of any default under any agreement or obligation of any Loan Party involving any Indebtedness in excess of $750,000, or any other material agreement or obligation if a Material Adverse Effect would reasonably be expected to result from such default, or (ii) any “fundamental change” (howsoever defined, but excluding any “make-whole fundamental change”) occurs under the indenture governing any Permitted Convertible Debt or (iii) the early termination of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction by the counterparty thereto, due to a breach or default by any Loan Party or Subsidiary thereof (except to the extent such early termination requires only the issuance of Equity Interests by Borrower), if such termination would require Borrower to pay in excess of $750,000; or
9.8
Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, where such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 10. REMEDIES

10.1
General. Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect, including with respect to the Guarantors, under the Israeli Insolvency Law); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to a Loan Party; and (b) regardless of whether an Event of Default has occurred, (i) endorse a Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as such Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2
Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to such Loan Party. Agent may require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in accordance with each Lender’s ratable share (or other applicable share as provided herein); and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or their representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3
No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Loan Parties or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4
Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2
Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)
If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Janice Bourque 400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com; jbourque@htgc.com; jmiotti@htgc.com Telephone: 650-289-3060

(b)
If to the Lenders:, to their address set forth on the signature page to the Sixth Amendment or as set forth in the relevant assignment and assumption agreement pursuant to which such Person became a Lender hereunder;

~~HERCULES CAPITAL, INC. HERCULES CAPITAL IV, L.P.~~

~~Legal Department~~

~~Attention: Chief Legal Officer and Janice Bourque 400 Hamilton Avenue, Suite 310~~

~~Palo Alto, CA 94301~~

~~email: legal@htgc.com; jbourque@htgc.com; jmiotti@htgc.com Telephone: 650-289-3060~~

(c)
If to any Loan Party:

Eloxx Pharmaceuticals, Inc. 480 Arsenal Way, Suite 130 Attention: John Green

email: john.green@eloxxpharma.com Telephone: 781-775-3991

LATHAM & WATKINS LLP

Attention: Peter Handrinos 200 Clarendon Street

Boston, MA 02116

email: peter.handrinos@lw.com Telephone: 617-948-6060

or to such other address as each party may designate for itself by like notice.

11.3
Entire Agreement; Amendments.
(a)
This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated August 18, 2021, and the Non-Disclosure Agreement).
(b)
Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, the Lender, the Agent and all future holders of the Loans.

11.4
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5
No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.
11.6
Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 8.1 and 11.15 shall survive the termination of this Agreement.
11.7
Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to the Loan Parties, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of any Loan Party or a distressed debt or vulture fund (in each case, as reasonably determined by Agent in consultation with the Loan Parties), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. The

Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8
Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations herein and therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
11.9
Governing Law. This Agreement and the other Loan Documents, excluding the ISR Security Documents, have been negotiated and delivered to Agent and the Lenders in the State of ~~California~~New York, and shall have been accepted by Agent and the Lenders in the State of ~~California~~New York. Payment to Agent and the Lenders by the Loan Parties of the Secured Obligations is due in the State of ~~California~~New York. This Agreement and the other Loan Documents, excluding the ISR Security Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of ~~California,~~New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Notwithstanding the foregoing, the ISR Security Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of Israel, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10
Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of ~~California~~New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in ~~Santa Clara~~New York County, State of ~~California~~New York; (b) waives any objection as to jurisdiction or venue in ~~Santa Clara~~New York County, State of ~~California~~New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and

(d)
irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction including but not limited to Israel.
11.11
Mutual Waiver of Jury Trial ~~/ Judicial Reference.~~
~~(a)~~
. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE LOAN PARTIES, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR

RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and the Lenders; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

~~(b)~~
 ~~If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable,~~ the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with ~~California rules of evidence and discovery applicable to such proceeding.~~
~~(c)~~
 ~~In the event Claims are to be resolved by judicial reference, either party may seek~~ from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law ~~notwithstanding that all Claims are otherwise subject to resolution by judicial reference.~~
11.12
Professional Fees. Each Loan Party promises to pay Agent’s and the Lenders’ fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Loan Party promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, including with respect to the Guarantors, any such proceedings under the Israeli Insolvency Law, and including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.

11.13
Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by the Loan Parties at the time of disclosure, or

(y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Loan Parties, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after default); (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in the Agent or Lender (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of the Loan Parties; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties or any of their Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and the Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.14
Assignment of Rights. Each Loan Party acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve any Loan Party of any of its obligations hereunder. the Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.15
Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, including with respect to Guarantors, any such proceeding under the Israeli Insolvency Law, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.
11.16
Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17
No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and the Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Loan Parties.
11.18
Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. The Loan Parties acknowledge and agree to the terms and conditions set forth on Addendum 3 attached hereto.
11.19
Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’

web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.

11.20
Multiple Borrowers. Each Loan Party hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.
11.21
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12. GUARANTEE

12.1
The Guarantee. Guarantors hereby jointly and severally guarantee to Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Secured Obligations from time to time owing to Agent and Lenders by Borrower and each other Loan Party under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Guarantors hereby further jointly and severally agree that if Borrower or any other Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
12.2
Obligations Unconditional. The obligations of Guarantors under Section 12.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is expressly agreed that the Israeli Guarantee Law,

1967 (the “Israeli Guarantee Law”) shall not apply to this Agreement or to any Loan Document and that should the Israeli Guarantee Law for any reason be deemed to apply to this Agreement or to any Loan Document, each Guarantor organized under the laws of Israel (including the Eloxx ISR) hereby irrevocably and unconditionally waives all rights and defenses under the Israeli Guarantees Law that may have been available to it under the Israeli Guarantee Law. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)
at any time or from time to time, without notice to Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)
any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
(c)
the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(d)
any lien or security interest granted as security for any of the Guaranteed Obligations shall fail to be perfected.

Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Without limiting any provisions of this Section 12, each Guarantor waives and agrees not to assert, to the fullest extent permitted by law, any other defences or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section. Each Guarantor waives the benefit of California Civil Code Section 2815 permitting termination or revocation of the continuing nature of this guarantee and the benefits of any rights and defences which are or may become available by reason of California Civil Code Sections 2787 through 2855, 2899 and 3433.

12.3
Reinstatement. The obligations of Guarantors under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantors jointly and severally agree that they shall indemnify the Agent and Lenders on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
12.4
Subrogation. Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Term Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

12.5
Remedies. Guarantors jointly and severally agree that, as between Guarantors, on one hand, and the Agent and Lenders, on the other hand, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Guarantors for purposes of Section 12.1.
12.6
Continuing Guarantee. The guarantee in this Section 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
12.7
General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any U.S. or non-U.S. state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
12.8
If at any time a third party, which is not an Affiliate, partner (general or limited), member, shareholder, manager, officer, director, employee, representative, agent, successor or assignee of any Loan Party, shall claim that the execution or enforcement of a Loan Document or ISR Security Documents by an Israeli Loan Party constitutes a “distribution” prohibited under the Israeli Companies Law, such event, if pertaining to the enforcement of a Loan Document or ISR Security Documents shall in no way be considered a breach of any representation or undertaking made by such Israeli Loan Party pursuant to the terms of the relevant Loan Document or ISR Security Document. In the event that such a claim is made, such Israeli Loan Party shall immediately either challenge such claim or lawfully permit such distribution, and any related costs and expenses for such actions shall be borne exclusively by such Israeli Loan Party. At such time that such Israeli Loan Party becomes aware of such claim, it shall immediately notify the Agent of any such claim and shall in good faith consult with the Agent regarding any actions to be taken by it to extinguish such claim.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWERS:

ELOXX PHARMACEUTICALS, INC.

By:

Name:

Title:

ZIKANI THERAPEUTICS, INC.

By:

Name:

Title:

GUARANTOR:

ELOXX PHARMACEUTICALS LTD.

By:

Name:

Title:

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

By:

Name: Jennifer Choe

Title: Associate General Counsel

LENDERS:

~~HERCULES CAPITAL, INC.~~

By:

~~Name: Jennifer Choe~~

~~Title: Associate General Counsel~~

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager By:

Name: Jennifer Choe

Title: Associate General Counsel Address for Notices:

HERCULES CAPITAL IV, L.P.

Legal Department

Attention: Chief Legal Officer and Janice Bourque

400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301

email: legal@htgc.com; jbourque@htgc.com; jmiotti@htgc.com

Telephone: 650-289-3060

SD MF 4 LLC

By: Print Name: Micah Simon

Title:

Managing Member

Address for Notices:

PO Box 49422

Charlotte NC 28277 Attn: Micah Simon

Email: msimon@dremanagement.com

With a copy (that does not constitute notice) to: Seward & Kissel LLP

One Battery Park Plaza New York, New York 10004 Email: gayda@sewkis.com;

agathis@sewkis.com

DOMICILIUM FUND III LP

By:

Print Name: Micah Simon

Title:

Managing Member

Address for Notices:

PO Box 49422

Charlotte NC 28277 Attn: Micah Simon

Email: msimon@dremanagement.com

With a copy (that does not constitute notice) to: Seward & Kissel LLP

One Battery Park Plaza New York, New York 10004 Email: gayda@sewkis.com;

agathis@sewkis.com

Table of Addenda, Exhibits and Schedules

Addendum 1: Taxes; Increased Costs Addendum 2: SBA Provisions Addendum 3: Agent and Lender Terms Addendum 4: Multiple Borrower Terms

Exhibit A: Advance Request

Attachment to Advance Request

Exhibit B: Name, Locations, and Other Information for Loan Parties Exhibit C: Patents, Trademarks, Copyrights and Licenses

Exhibit D: Deposit Accounts and Investment Accounts Exhibit E: Compliance Certificate

Exhibit F: Joinder Agreement Exhibit G: [Reserved]

Exhibit H: ACH Debit Authorization Agreement Exhibit I: [Reserved]

Exhibit J-1: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1 Advances as of the Fifth Amendment Effective Date Schedule 1 Subsidiaries

Schedule 1A Existing Permitted Indebtedness Schedule 1B Existing Permitted Investments Schedule 1C Existing Permitted Liens Schedule 4.4 Post-Closing Deliveries Schedule 5.3 Consents, Etc.

Schedule 5.8 Tax Matters

Schedule 5.9 Intellectual Property Claims Schedule 5.11 Products

Schedule 5.15 IIA Grants, Royalties, Payments, etc.

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT TAXES; INCREASED COSTS

[INTENTIONALLY OMITTED]

ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

SBA Provisions

[INTENTIONALLY OMITTED]

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

[INTENTIONALLY OMITTED]

ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

[INTENTIONALLY OMITTED]

EXHIBIT A [RESERVED]

EXHIBIT B

NAME, LOCATIONS, AND OTHER INFORMATION FOR LOAN PARTIES

[INTENTIONALLY OMITTED]

EXHIBIT C

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

[INTENTIONALLY OMITTED]

EXHIBIT D

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

[INTENTIONALLY OMITTED]

EXHIBIT E COMPLIANCE CERTIFICATE

[INTENTIONALLY OMITTED]

EXHIBIT F

FORM OF JOINDER AGREEMENT

[INTENTIONALLY OMITTED]

EXHIBIT G [RESERVED]

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

[INTENTIONALLY OMITTED]

EXHIBIT I [RESERVED]

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

SCHEDULE 1.1

[INTENTIONALLY OMITTED]